Exhibit (b)(v)

Compass Pathways plc

August 18, 2023

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Attention: Ryan Everett

Re:	Second Amended and Restated Restricted ADS Letter Agreement - Affiliate and Restricted Securities Series Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of September 22, 2020 (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, (ii) the Amended and Restated Restricted ADS Letter Agreement, dated as of December 28, 2021, by and between the Company and the Depositary (the “Original Amended and Restated Restricted ADS Letter Agreement”), and (iii) the Restricted ADS Letter Agreement, dated as of August 18, 2023 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

The Company desires to amend and restate the Original Amended and Restated Restricted ADS Letter Agreement in order to establish procedures to enable certain Restricted Holders in the Company, including Affiliates of the Company, the names of which are to be provided to the Depositary from time to time (each, a “Restricted Holder”), to hold Shares that constitute Restricted Securities as Restricted ADSs. The Depositary agrees to accommodate the issuance of Restricted ADSs, provided that (a) the terms of deposit of the Restricted Securities for Restricted ADSs neither (i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement, nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs, and (b) the terms of the Deposit Agreement are supplemented as set forth in this Second Amended and Restated Restricted ADS Letter Agreement - Affiliate and Restricted Securities Series Letter Agreement (hereinafter, the “Affiliate and Restricted Securities Series Letter Agreement”) to establish procedures for the deposit of Restricted Securities by the Company, or by, for, or on behalf of, Restricted Holders.

The purpose and intent of this Affiliate and Restricted Securities Series Letter Agreement is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the issuance of Restricted ADSs to the Restricted Holders, (ii) the sale or transfer of such Restricted ADSs, and (iii) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1.                  Depositary Procedures. The Company consents, under Section 2.3 and Section 2.14 of the Deposit Agreement, to (i) the deposit by the Company, or by, for, or on behalf of, each Restricted Holder, of up to the number of Shares specified on the applicable Standard Consent and Delivery Instruction (as defined in the Restricted ADS Letter Agreement) delivered to the Depositary to accept the deposit of such Shares (which request shall not be unreasonably denied) (the “Restricted Shares”) and (ii) the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs in respect thereof in the form of Uncertificated ADSs, upon the terms set forth in Section 2.13 of the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Letter Agreement, to the Restricted Holders or their respective designees. The Restricted ADSs described in the immediately preceding sentence and the Restricted Shares represented thereby are referred to herein as the “Designated Restricted ADSs” and the “Designated Shares”, respectively. In connection with each deposit of Designated Shares (i) by the Company and request for issuance of Designated Restricted ADSs, the Company shall deliver to the Depositary a duly completed and signed Standard Consent and Delivery Instruction – Company (as defined in the Restricted ADS Letter Agreement) substantially in the form of Appendix 1-A to the Restricted ADS Letter Agreement, and (ii) by a Restricted Holder and request for issuance of Designated Restricted ADSs, the Restricted Holder shall be required to deliver to the Depositary a duly completed and signed Standard Consent and Delivery Instruction – Restricted Holder (as defined in the Restricted ADS Letter Agreement) substantially in the form of Appendix 1-B to the Restricted ADS Letter Agreement.

In furtherance of the foregoing, the Company instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in Section 2.14 of the Deposit Agreement as supplemented by the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Letter Agreement, to (i) establish procedures to enable (x) the deposit of the Designated Shares with the Custodian by the Company, or by, for, or on behalf of, the Restricted Holders as a valid deposit of Shares under the Deposit Agreement in order to enable the issuance by the Depositary to the Restricted Holders of Designated Restricted ADSs issued under the terms of the Restricted ADS Letter Agreement as supplemented by this Affiliate and Restricted Securities Series Letter Agreement upon deposit of Designated Shares, and (y) the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create unrestricted ADSs, and the withdrawal of the Designated Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Letter Agreement, and (ii) deliver an account statement (the “Account Statement”) to the Restricted Holder(s) upon the issuance of the Designated Restricted ADSs, in each case upon the terms set forth herein and in the Restricted ADS Letter Agreement. Nothing contained in the Restricted ADS Letter Agreement or this Affiliate and Restricted Securities Series Letter Agreement shall in any way obligate the Depositary, or give authority to the Depositary, to accept any Shares other than the Designated Shares described herein for deposit under the terms hereof.

2.                  Company Assistance. The Company agrees to (i) provide commercially reasonable assistance upon the request of and to the Depositary in the establishment of such procedures to enable the acceptance of the deposit by or on behalf of the Restricted Holders of Designated Shares, the issuance of Designated Restricted ADSs, the transfer of Designated Restricted ADSs, the withdrawal of Designated Shares and the conversion of Designated Restricted ADSs into freely transferable ADSs, and (ii) take all commercially reasonable steps requested by the Depositary to ensure that the acceptance of the deposit of Designated Shares, the issuance of Designated Restricted ADSs, the transfer of Designated Restricted ADSs, the conversion of Designated Restricted ADSs into freely transferable ADSs, and the withdrawal of Designated Shares, in each case upon the terms and conditions set forth herein, do not prejudice any substantial existing rights of Holders or Beneficial Owners of ADSs and do not violate the provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable laws.

3.                  Limitations on Issuance of Restricted ADSs. The Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in the Restricted ADS Letter Agreement as supplemented by this Affiliate and Restricted Securities Series Letter Agreement, to issue and deliver Designated Restricted ADSs only (x) in the case of initial issuance upon receipt of (i) a duly completed and signed Standard Consent and Delivery Instruction from the Company or the Restricted Holder, as applicable, (ii) confirmation from the Custodian of the receipt of the due deposit of the Designated Shares by the Company, or by, for, or on behalf of, a Restricted Holder, (iii) the opinions referred to in Section 5 of this Affiliate and Restricted Securities Series Letter Agreement below, and (iv) payment of the applicable fees, taxes (including any stamp duty or Stamp Duty Reserve Tax (SDRT), if applicable), and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs, and (y) in the event of any corporate action of the Company which results in the issuance of Restricted ADSs to the holder(s) of the Designated Restricted ADSs.

The Depositary shall (unless otherwise agreed by the Company and the Depositary in writing) cause the Designated Restricted ADSs issued upon the deposit of Designated Shares to be separately identified on the books of the Depositary under Cusip No.: 20451W994 (which may also be used by the Depositary to identify other Restricted ADSs to be issued under the terms of the Deposit Agreement pursuant to the Restricted ADS Letter Agreement) and the Designated Shares to be held, to the extent practicable, separate and distinct by the Custodian from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted ADSs.

4.                  Representations and Warranties. The Company hereby represents and warrants as of the date hereof and as of the date of each subsequent deposit of Designated Shares under this Affiliate and Restricted Securities Series Letter Agreement that (a) the Designated Shares being deposited or to be deposited by the Company, or by, for, or on behalf of, the Restricted Holders for the purpose of the issuance of Designated Restricted ADSs are, or will be, validly issued, fully paid and therefore not subject to any call for the payment of further capital, non-assessable, and free and clear of any lien, encumbrance, security interest, charge, mortgage, adverse claim or preemptive rights of the holders of outstanding Shares (save for those conferred under statute or set out in article 8 of the Company’s articles of association adopted on 22 September 2020), and free from any transfer and voting restrictions (save for those conferred under statute), (b) the deposit from time to time of Designated Shares by the Company, or by, for, or on behalf of, Restricted Holders and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, will not, as of the time of such deposit and issuance, require registration under the Securities Act, (c) all approvals required by the laws of England and Wales to permit the deposit of Designated Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Letter Agreement have been, or will be, obtained prior to the deposit of Designated Shares, (d) the Designated Shares are of the same class as, and rank pari passu with, the other Shares on deposit under the Deposit Agreement (notwithstanding the parentheticals in (a), above), and (e) to the Company’s knowledge, none of the terms of this Affiliate and Restricted Securities Series Letter Agreement and none of the transactions contemplated in this Affiliate and Restricted Securities Series Letter Agreement violate any court judgment or order issued against the Company or any material contract to which it is a party. Such representations and warranties shall survive each deposit of Designated Shares and each issuance of Designated Restricted ADSs hereunder.

5.                  Opinion Coverage. In addition to those opinions described in Section 2 of the Restricted ADS Letter Agreement, the Company shall at the time of execution of this Affiliate and Restricted Securities Series Letter Agreement cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Affiliate and Restricted Securities Series Letter Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, under the laws of the State of New York, except as the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity, and (ii) the deposit of Designated Shares by the Company, or by, for, or on behalf of, the Restricted Holders and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, do not require registration of the Designated Shares under the Securities Act, and (B) its English counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) the Company has duly authorized and executed this Affiliate and Restricted Securities Series Letter Agreement, (ii) a final and conclusive judgment properly obtained in a court of competent jurisdiction in New York against the Company arising out of or in connection with the Affiliate and Restricted Securities Series Letter Agreement will be recognized in England and Wales at common law by an action or counterclaim for the amount due under such judgment, (iii) no authorizations or consents of governmental, judicial or other public bodies in England are required in connection with the deposit of Designated Shares held by the Restricted Holders under the Deposit Agreement, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Letter Agreement, and (iv) the terms of this Affiliate and Restricted Securities Series Letter Agreement and the transactions contemplated by this Affiliate and Restricted Securities Series Letter Agreement do not contravene or conflict with any existing statutes having the force of law in England applicable to companies generally.

6.                  Mutatis Mutandis. The Company and the Depositary hereby agree that the following provisions of the Restricted ADS Letter Agreement shall apply to this Affiliate and Restricted Securities Series Letter Agreement, mutatis mutandis, as if they had been fully set forth herein: (i) Section 4 – Stop Transfer Notation and Legend, (ii) Section 5 - Limitations on Transfer of Restricted ADSs, (iii) Section 6 – Limitations On Cancellation of Restricted ADSs, (iv) Section 7 – Fungibility, (v) Section 8 – Limitations On Exchange of Restricted ADSs for Freely Transferrable ADSs, (vi) Section 9 – Removal of Restrictions, and (vii) Section 11 – Indemnity. For the avoidance of doubt, to the extent Designated Restricted ADSs are issued under and pursuant to the terms of this Affiliate and Restricted Securities Series Letter Agreement, the above referenced provisions set forth in the Restricted ADS Letter Agreement shall apply to such Designated Restricted ADSs and the transactions contemplated herein.

7.                  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company shall pay to the Depositary (or the Restricted Holders if the Company and the Restricted Holders have agreed otherwise): (i) an ADS issuance fee of US$0.05 per Designated Restricted ADS issued in accordance with the terms hereunder, and (ii) all costs and expenses (including all related legal fees) incurred by or on behalf of the Depositary in connection with the issuance and delivery of Designated Restricted ADSs as contemplated by this Affiliate and Restricted Securities Series Letter Agreement. For the avoidance of doubt, the Company (or the Restricted Holders if the Company and the Restricted Holders have agreed otherwise) shall pay all such other fees, costs and expenses payable under the terms of the Deposit Agreement and the Restricted ADS Letter Agreement. The Company will notify the Depositary prior to deposit if the Restricted Holder is paying the Depositary fees.

8.                  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of Designated Restricted ADSs, and the Depositary shall not be required to accept under any circumstances (i) any fraction of a Designated Share, nor (ii) a number of Designated Shares which upon application of the ADS to Share ratio would give rise to a fraction of a Designated Restricted ADS. Also, the Depositary shall not be required to accept or distribute under any circumstances, any cash payments for fractional entitlements.

9.                  F-6 Registration Statement. The parties hereto agree that a signed copy of this Affiliate and Restricted Securities Series Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to the existing Registration Statement on Form F-6 currently on file) in respect of the ADSs, if required by the rules and regulations of the U.S. Securities and Exchange Commission. The parties hereto further agree that, notwithstanding anything contained herein to the contrary, the Depositary shall not be obligated to issue any Designated Restricted ADSs if there is an insufficient number of ADS then registered under the existing Registration Statement on Form F-6 then on file, or if such Registration Statement on Form F-6 is the subject of a stop order or a proceeding for that purpose.

10.              Governing Law and Jurisdiction. This Affiliate and Restricted Securities Series Letter Agreement shall be interpreted in accordance with, and all the rights and obligations hereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. Each of the Company and the Depositary agrees that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Affiliate and Restricted Securities Series Letter Agreement, and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Kabir Nath (the “Agent”) now at 130 Madison Avenue, 3rd Floor, New York, New York 10002, United States of America, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or as otherwise contemplated herein. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes set forth herein reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 of the Deposit Agreement. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Affiliate and Restricted Securities Series Letter Agreement, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.              Successors and Assigns; Amendment; Miscellaneous. This Affiliate and Restricted Securities Series Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and assigns. This Affiliate and Restricted Securities Series Letter Agreement may not be modified or amended except by a writing signed by both parties hereto. The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Affiliate and Restricted Securities Series Letter Agreement and to effectuate the purpose and intent hereof.

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This Affiliate and Restricted Securities Series Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Affiliate and Restricted Securities Series Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

COMPASS PATHWAYS PLC

By:	/s/ Michael Falvey
Name: Michael Falvey Title: Chief Financial Officer

CITIBANK, N.A.
as Depositary

By:	/s/ Keith Galfo
Name: Keith Galfo Title: Vice President